UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement	☐	Confidential, for use of the Commission only as permitted by Rule 14c-6(e)(2)

☒	Definitive Information Statement

nexeon medsystems inc

(Name of Registrant as Specified in Its Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF NEXEON MEDSYSTEMS INC

NEXEON MEDSYSTEMS INC

1910 Pacific Avenue

Suite 20000

Dallas, Texas 75201

Telephone: (844) 919-9990

INFORMATION STATEMENT

June 1, 2018

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO THE HOLDERS OF COMMON STOCK OF NEXEON MEDSYSTEMS INC:

This Information Statement is first being mailed on or about June 2, 2018 to the holders of record of the outstanding shares of common stock, $0.001 par value per share (the “Common Stock”) of Nexeon MedSystems Inc, a Nevada corporation (the “Company”), as of the close of business on May 14, 2018 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a stockholders meeting, dated the Record Date (the “Written Consent”), by the holders of 15,523,326 outstanding shares of Common Stock, representing approximately 56.01% of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to the “Company,” “we,” “us,” or “our” are references to Nexeon MedSystems Inc and its subsidiaries.

On the Record Date, the Majority Stockholders approved the following corporate action by Written Consent, which was approved by the Board of Directors of the Company on May 14, 2018:

Granted the Board of Directors of the Company authority to effectuate a reverse stock split of the Corporation’s Common Stock by a ratio of not less than one (1) for two (2) and not more than one (1) for twenty-five (25) (the “Range”), with the exact ratio to be set at a whole number within this Range as determined by the Board in its sole discretion (the “Reverse Stock Split”) within one year of the date of the Written Consent.

The Board of Directors shall determine, in its sole discretion, whether (i) fractional shares will be rounded up to the next whole share or (ii) stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares in an amount to be determined by the Board of Directors pursuant to a Reverse Stock Split. The Board of Directors and the Majority Stockholders also approved in the Written Consent a Certificate of Amendment to the Articles of Incorporation, a form of which is attached hereto as Annex A, to effect the Reverse Stock Split and its filing with the Secretary of State of the State of Nevada.

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding voting capital and are sufficient under the Nevada Revised Statutes (“NRS”) and the Company’s Articles of Incorporation and Bylaws to approve of the Reverse Stock Split (the “Corporate Action”). Accordingly, the Corporate Action will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Corporate Action in accordance with the requirements of the Exchange Act, and the regulations promulgated thereunder, including Regulation 14C.

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Action will not be implemented until at least twenty (20) calendar days after the mailing of the Definitive Information Statement to Company stockholders as of the Record Date. We anticipate the effective date of the Corporate Action to be Friday, June 22, 2018.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

June 1, 2018	By Order of the Board of Directors,

/s/ William Rosellini
Chief Executive Officer and Director

NEXEON MEDSYSTEMS INC

1910 Pacific Avenue

Suite 20000

Dallas, Texas 75201

Telephone: (844) 919-9990

INFORMATION STATEMENT

June 1, 2018

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL OVERVIEW OF ACTION

This Information Statement is being first mailed on or about June 2, 2018 to the stockholders of the Company by the Board of Directors, or Board, to provide material information regarding the Corporate Action that has been approved by the Written Consent of the Majority Stockholders and the Board.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE, BUT RATHER AN
INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF

THE REVERSE STOCK SPLIT BY THE MAJORITY STOCKHOLDERS AND

THE BOARD OF DIRECTORS

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND A PROXY

The Board believes that the stockholders of the Company will benefit from the Reverse Stock Split because it believes that such Reverse Stock Split could be a catalyst for an increase in the stock price of the Common Stock, which in turn could increase the marketability and liquidity of the Company’s Common Stock, as well as increase the profile of the Company for private investment, acquisitions and other future opportunities that become available to the Company, although there is no guarantee that such opportunities will become available or if they do become available, will be on terms favorable to the Company. The Reverse Stock Split is also intended as a mechanism that could allow the Company to qualify for a listing on the NASDAQ Stock Market LLC (“NASDAQ”), although there is no guarantee that the Company will meet the other listing qualifications of NASDAQ or maintain such minimum price requirements in accordance with NASDAQ listing standards.

Accordingly, it is the Board’s opinion that the Reverse Stock Split would better position the Company to attract potential business candidates and provide the stockholders a greater potential return.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the NRS and the Company’s Articles of Incorporation and Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval to effectuate the Reverse Stock Split requires the affirmative vote or written consent of the majority of the issued and outstanding shares of voting capital stock of the Company.

Each share of Common Stock entitles the holder to one vote per share. On the Record Date, there were 27,715,911 shares of Common Stock issued and outstanding.

The following table sets forth the name of each Majority Shareholder, the number of shares of Common Stock held by each Majority Shareholder, the total number of votes that each Majority Shareholder voted in favor of the Reverse Stock Split and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof as of the Record Date.

Name of Majority Stockholder	Number of Shares of Common Stock Held	Number of Votes that Voted in Favor of the Actions	Percentage of the Voting Equity that Voted in Favor of the Actions

Rosellini Scientific, LLC (1)	13,106,726	13,106,726	47.29%
William Rosellini	2,416,600	2,416,600	8.72%
Totals	15,523,326	15,523,326	56.01%

(1)	Rosellini Scientific, LLC is located at 10210 N. Central Expressway, Suite 105, Dallas, Texas. William Rosellini is the sole Member and Manager of Rosellini Scientific, LLC and in such capacity, has voting and dispositive power over the securities held by such entity.

On the Record Date, our Board of Directors and the Majority Stockholders adopted resolutions approving the Reverse Stock Split. Accordingly, the Company has obtained all necessary corporate approvals in connection with the adoption of the Corporate Action. In connection with the approved Reverse Stock Split, the Board of Directors and the Majority Stockholders also approved in the Written Consent a Certificate of Amendment to the Articles of Incorporation, a form of which is attached hereto as Annex A, to effect the Reverse Stock Split and its filing with the Secretary of State of the State of Nevada. The Company is not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act

REVERSE STOCK SPLIT

APPROVAL OF THE GRANTING OF AUTHORITY TO THE COMPANY’S BOARD OF DIRECTORS, to effectuate a reverse stock split of the Corporation’s Common Stock by a ratio of not less than one (1) for two (2) and not more than one (1) for twenty-five (25), with the exact ratio to be set at a whole number within this Range as determined by the Board in its sole discretion within one year of the date of the Written Consent.

General

This Information Statement contains a brief summary of the material aspects of the Reverse Stock Split approved by the Board and the Majority Stockholders.

On the Record Date, the Board and Majority Stockholders approved resolutions to effect the Reverse Stock Split of the Company’s Common Stock of not less than one (1) for two (2) and not more than one (1) for twenty-five (25) shares. Under this Reverse Stock Split, up to twenty-five (25) shares of our than existing issued and outstanding Common Stock may be converted into one (1) share of Common Stock. No fractional shares will be issued. The Board of Directors shall determine, in its sole discretion, whether (i) fractional shares will be rounded up to the next whole share or (ii) that stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. In connection with the approved Reverse Stock Split, the Board of Directors and the Majority Stockholders also approved in the Written Consent a Certificate of Amendment to the Articles of Incorporation, a form of which is attached hereto as Annex A, to effect the Reverse Stock Split and its filing with the Secretary of State of the State of Nevada.

THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ROUNDING UP TO THE NEXT WHOLE SHARE OF FRACTIONAL SHARES OR THE CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES AS MAY BE DETERMINED BY THE BOARD.

THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE PER SHARE OF COMMON STOCK WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED.

Purpose and Effect of the Reverse Stock Split

The Majority Shareholders and the Board believe it is in the best interests of the Company and its stockholders for the Board to have the authority, in its discretion, to implement a Reverse Stock Split, as it could increase the stock price of the Company’s Common Stock as fewer shares will be outstanding and could help generate interest in the Company by investors and provide business opportunities. The Common Stock is presently quoted on the OTC Markets QB Platform under the symbol “NXNN”.  However, the effect of the Reverse Stock Split, if any, upon the stock price for the Company’s Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of the Company’s Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of the Company’s Common Stock may be based on our performance and other factors as well.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding or held in treasury based on the Reverse Stock Split ratio, as determined by the Board. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders holding a fractional share of the Company’s Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

By reducing the number of issued and outstanding shares of Common Stock, more shares of Common Stock are available for issuance as a result of the Reverse Stock Split. The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of Common Stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

In addition, the Reverse Stock Split may afford the Company the ability to qualify for a listing on NASDAQ. Our Board of Directors is submitting the Reverse Stock Split to our stockholders for approval with the primary intent of increasing the market price of the Company’s Common Stock to enhance our ability to meet the initial listing requirements of The NASDAQ Capital Market tier of NASDAQ, and to make the Company’s Common Stock more attractive to a broader range of institutional and other investors. The NASDAQ Capital Market tier requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share, although there is no guarantee that we will meet the other listing qualifications of NASDAQ or maintain such minimum price requirements in accordance with NASDAQ listing standards. Reducing the number of outstanding shares of the Company’s Common Stock should, absent other factors, increase the per share market price of the Company’s Common Stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split based on a minimum of a 1 for 2 reverse split:

Common Stock	Pre-Split	Post-Split

Authorized	75,000,000	75,000,000
Outstanding	27,715,911	13,857,956	*
Available	47,284,089	61,142,044	*

* Final numbers may differ slightly due to (i) fractional shares being rounded up to nearest whole-number or (ii) cash payments in lieu of fractional shares, as may be determined by the Board.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split based on a maximum of a 1 for 25 reverse split:

Common Stock	Pre-Split	Post-Split

Authorized	75,000,000	75,000,000
Outstanding	27,715,911	1,108,637	*
Available	47,284,089	73,891,363	*

* Final numbers may differ slightly due to (i) fractional shares being rounded up to nearest whole-number or (ii) cash payments in lieu of fractional shares, as may be determined by the Board.

There can be no assurance that the Reverse Stock Split will result in the benefits described above. The Company cannot assure you that the Reverse Stock Split will not further adversely impact the market price of the Common Stock.

If the Board elects to implement the Reverse Stock Split, which the Board may choose not to do at its discretion, the Reverse Stock Split would have the following effects:

●	the number of shares of Common Stock owned by each stockholder will automatically be reduced proportionately based on the Reverse Stock Split ratio determined by the Board;
●	the number of shares of the Common Stock issued and outstanding will be reduced proportionately;
●

proportionate adjustments will be made based on the ratio of the Reverse Stock Split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split;

●

the number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the Company’s treatment of fractional shares and the number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based upon the ratio of the Reverse Stock Split, subject to the Company’s treatment of fractional shares; and

●	a proportionate adjustment will be made to the per share conversion price and the number of shares to be issued based upon the ratio of the Reverse Stock Split under the terms any of the Company’s outstanding convertible promissory notes.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Board of Directors chooses to effect the Reverse Stock Split, it would be implemented by filing a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, a form of which is attached hereto as Annex A. The Reverse Stock Split will become effective at the time specified in the Certificate of Amendment, which will most likely be immediately after the filing of the Certificate of Amendment and which the Company refers to as the “Effective Date.” As of the Effective Date, each certificate representing shares of the Common Stock before the Reverse Stock Split will automatically be deemed for all corporate purposes to evidence ownership based on the Reverse Stock Split ratio, not to exceed a ratio of 1-for-25 shares of the Common Stock after the Reverse Stock Split.

As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. The Company’s transfer agent, Equity Stock Transfer, 237 W 37th St. Suite 602, New York, NY 10018; telephone number is (212) 575-5757, will act as exchange agent for purposes of implementing the exchange of stock certificates (the “Exchange Agent”).

Accounting Matters

As of the Effective Date of the Reverse Stock Split, the stated capital attributable to Common Stock and the additional paid-in capital account on the Company’s balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Hypothetical Capitalization

The table set forth below illustrates the Company’s hypothetical capitalization subsequent to the Reverse Stock Split in the varying ratios with the ratio of 1-for-2 being the minimum ratio and 1-for-25 being the maximum ratio which may be effectuated by the Board pursuant to the Written Consent. This hypothetical model is based on 27,715,911 shares issued and outstanding as of the Record Date and gives effect to the Reverse Stock Split, as well as 6,800,661 shares of Common Stock issuable upon the conversion/exercise of promissory notes, options and warrants, on a fully-diluted basis.

Hypothetical Reverse Stock Split Ratio	Shares of Common Stock Issued and Outstanding Following Reverse Stock Split, on a Fully-Diluted Basis	Shares of Common Stock Available for Future Issuance Following Reverse Stock Split, on a Fully-Diluted Basis
1:2*	17,258,286	57,741,714
1:10*	3,451,658	71,548,342
1:15*	2,301,105	72,698,895
1:20*	1,725,829	73,274,171
1:25*	1,380,663	73,619,337

* Final numbers may differ slightly due to (i) fractional shares being rounded up to nearest whole-number or (ii) cash payments in lieu of fractional shares, as may be determined by the Board.

The Reverse Stock Split will be effected simultaneously for all of the issued and outstanding Common Stock and the Reverse Stock Split ratio will be the same for all of the issued and outstanding Common Stock. The Reverse Stock Split will affect all of the stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of the Company’s stockholders owning a fractional share as described below.

The Board may decide not to proceed with the Reverse Stock Split for various reasons including general stock market/business conditions or if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Certain Risks Associated with the Reverse Stock Split

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of the Company’s Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of the Company’s Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of the Company’s Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of the Company’s Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

Following the Reverse Stock split, there will be additional shares of Common Stock available for issuance by the Board, without further shareholder approval, for potential stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes, although there are no such current plans. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of available authorized shares of Common Stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding. Other than convertible notes and other agreements previously disclosed by the Company in its public filings, there is currently no plan, agreement or other understanding that could require the Company to issue shares of Common Stock.

Potential for Significant Dilution of Equity Interest

The Reverse Stock Split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares. At this time the Company has no plans to issue additional shares of its capital stock, other than (i) as required upon the conversion of outstanding convertible securities, (ii) as compensation and incentives to employees and directors under the Company’s existing stock incentive plans and other arrangements that may be undertaken and (iii) as otherwise disclosed in our public filings.

The future issuance of such authorized shares may have the effect of diluting the Company’s earnings per share and book value per share, as well as the stock ownership and voting rights of the current stockholders. The effective increase in the number of authorized but unissued shares of the Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or Bylaws.

CUSIP Number

As a result of the Reverse Stock Split, the Company’s Common Stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. The Company’s Common Stock will continue to be quoted on the OTC Markets QB Platform under the symbol “NXNN”, subject to compliance with listing standards of the OTC Markets QB Platform.

No Appraisal Rights

Under the NRS and the Company’s charter documents, holders of the Company’s Common Stock will not be entitled to appraisal rights with respect to the Reverse Stock Split.

No Dissenters’ Rights

Under the NRS, the stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Anti-Takeover Effects of the Reverse Stock Split

A possible effect of the Reverse Stock Split may be to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. The Board of Directors could use the additional shares of the Company’s Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of the Company’s Common Stock.

The Reverse Stock Split is not the result of the Board’s knowledge of an effort to accumulate any of the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by the Board to adopt a series of amendments to the Articles of Incorporation or our Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Although the Reverse Stock Split is not being undertaken by the Board of Directors to institute an anti-takeover provision, in the future the Board could, subject to its fiduciary duties and applicable law, use the unissued shares of the Company’s Common Stock to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of the Company’s Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s Bylaws or certain provisions of the Articles of Incorporation would not receive the requisite vote. Such uses of the Company’s Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company, if such transactions were opposed by the Board. However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Stock Split could be that our shareholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of the Company’s Common Stock, if the same was so offered by a party attempting a hostile takeover of the Company.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock held by our stockholders before the Reverse Stock Split were, and the shares of Common Stock held after the Reverse Stock Split will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Other than the potential issuance of whole shares of Common Stock for fractional shares or cash payments for fractional shares to be determined by the Board, discussed above, no gain or loss will be recognized by a stockholder upon such stockholder’s exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares of the Common Stock received in the Reverse Stock Split (including any fraction of a share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the shares of the Company’s Common Stock exchanged therefor. In general, stockholders who receive whole shares of Common Stock for fractional shares or cash instead of their fractional share interests in the shares of the Company’s Common Stock as a result of the Reverse Stock split will recognize a gain or loss based on their adjusted basis in the fractional share interests acquired or redeemed. The stockholder’s holding period for the shares of the Company’s Common Stock after the Reverse Stock Split will include the period during which the stockholder held the shares the Company’s Common Stock surrendered in the Reverse Stock Split.

THIS SUMMARY OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT IS NOT BINDING ON THE INTERNAL REVENUE SERVICE, THE COMPANY OR THE COURTS. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Beneficial Holders of Common Stock (i.e., shareholders who hold in street name)

Upon the implementation of the Reverse Stock Split, the Company intends to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Stock Split for their beneficial holders holding the Common Stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of the Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These shareholders do not have stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of the Company’s Common Stock in certificated form will be sent a transmittal letter by the Company’s Exchange Agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of the Common Stock (the “Old Certificates”) to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent.  No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, the Company will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Reverse Stock Split Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares described below. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Approval by FINRA

Further, prior to filing the amendment to the Articles of Incorporation reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form for the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

Fractional Shares

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, pursuant to the determination of the Board, the Company will (i) issue to the stockholders one additional share of Common Stock for each fractional share or (ii) stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares in an amount to be determined by the Board.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in the Corporate Action as a result of their ownership of shares of the Company’s Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in the Corporate Action that are different from or greater than those of any other of our stockholders.

Effectiveness of Corporate Action

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Corporate Actions cannot be affected until 20 days after the date this Information Statement is sent to the Company’s stockholders. This Information Statement will be sent on or about June 2, 2018 to the stockholders of the Company as of the Record Date.

Pursuant to the Written Consent adopted by the Majority Stockholders, notwithstanding the fact that the Corporate Action has been approved by the Company’s Majority Stockholders and the Board, the Company’s Board will determine the ratio of the Reverse Stock Split, how fractional shares will be handled and may abandon the Corporate Action at any time prior to the Effective Date of the Corporate Action without any further action by the Company’s stockholders. The Board of Directors and the Majority Stockholders also approved in the Written Consent a Certificate of Amendment to the Articles of Incorporation, a form of which is attached hereto as Annex A, to effect the Reverse Stock Split and its filing with the Secretary of State of the State of Nevada.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of the Record Date, based upon 27,715,911 shares of Common Stock outstanding as of the Record Date, of (i) each person known to us to beneficially own more than 5% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting Common Stock beneficially owned by each listed party as of the Record Date.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of May 14, 2018 through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Nexeon MedSystems Inc, 1910 Pacific Avenue, Suite 20000, Dallas, Texas 75201.

	Shares Beneficially Owned Prior to Offering
Name of Beneficial Owner	Number		Percent

Beneficial shareholders (greater than 5%):
Rosellini Scientific, LLC	13,106,726	(1)	47.29%

Directors and Executive Officers:
William Rosellini	15,835,826	(2)	56.50%
Brian Blischak	748,320	(3)	2.66%
Kent J. George	104,899	(4)	*
Michael Neitzel	677,500	(5)	2.44%
Christopher R. Miller	468,268	(6)	1.68%
Daniel Powell	92,490	(7)	*
Wesley Dittmer II	—	(8)	*
All directors and officers as a group (seven persons)	17,927,303		61.19%

*	Less than 1%.

(1)	Rosellini Scientific, LLC is located at 10210 N. Central Expressway, Suite 105, Dallas, Texas. William Rosellini is the sole member and manager of Rosellini Scientific, LLC, and, in such capacity, has voting and dispositive power over the securities held by such entity.
(2)	Represents (i) 2,416,600 shares of Common Stock held by Mr. Rosellini, (ii) 13,106,726 shares of Common Stock held by Rosellini Scientific, LLC, (iii) an incentive stock option grant to purchase up to 125,000 shares of the Common Stock (which represents the vested portion, including shares vesting within 60 days) of an incentive stock option to purchase up to 250,000 shares of Common Stock pursuant to the Company’s 2016 Omnibus Incentive Plan (the “2016 Plan”), and (iv) a non-qualified stock option grant to purchase up to 187,500 shares of Common Stock (which represents the vested portion, including shares vesting within 60 days) of a non-qualified stock option to purchase up to 900,000 shares of Common Stock. Mr. Rosellini is the sole member and manager of Rosellini Scientific, LLC, and, in such capacity, has voting and dispositive power over the securities held by such entity.
(3)	Represents (i) an incentive stock option to purchase up to 300,000 shares of the Company’s Common Stock (which represents the vested portion, including shares vesting within 60 days) of an incentive stock option to purchase up to 500,000 shares of the Company’s Common Stock pursuant to the 2016 Plan, (ii) non-qualified stock option grants to purchase up to 418,000 shares of the Company’s Common Stock (which represents the vested portion, including shares vesting within 60 days) of a non-qualified stock options to purchase up to 707,500 shares of the Company’s Common Stock, and (iii) 29,820 shares of Common Stock held by Mr. Blischak.
(4)	Represents (i) 62,500 shares of Common Stock (which represents the vested portion, including shares vesting within 60 days) of an option to purchase up to 62,500 shares of Common Stock, (ii) 5,817 shares of Common Stock held by George Brothers Investment Partnership (“George Brothers”), (iii) warrants to purchase up to 5,817 shares of Common Stock held by George Brothers, and (iv) 30,765 shares of Common Stock held by Paragon Investment Group (“Paragon”). Mr. George is the managing partner of George Brothers and the manager of Paragon, and, in such capacities, has voting and dispositive power over the securities held by such entities.
(5)	Represents (i) 62,500 shares of Common Stock (which represents the vested portion, including shares vesting within 60 days) of an option to purchase up to 62,500 shares of Common Stock, (ii) 585,000 shares of Common Stock held by Yorkville MGB Investments, LLC (“Yorkville”), and (iii) 30,000 shares of Common Stock held by Mr. Neitzel. Mr. Neitzel is the manager of Yorkville, and, in such capacity, has voting and dispositive power over the securities held by such entity.
(6)	Represents (i) a grant of 252,000 shares of Common Stock, (ii) an incentive stock option grant to purchase up to 161,500 shares of Common Stock (which represents the vested portion, including shares vesting within 60 days) of an option to purchase up to 306,000 shares of Common Stock issued pursuant to the 2016 Plan, (iii) non-qualified stock option grant to purchase up to 30,000 shares of Common Stock (which represents the vested portion, including shares vesting within 60 days) of a non-qualified stock option to purchase up to 30,000 shares of Common Stock, and (iv) 24,768 shares of Common Stock held by Mr. Miller.
(7)	Represents (i) an incentive stock option grants to purchase 84,330 shares of Common Stock (which represents the vested portion, including shares vesting within 60 days) of options to purchase up to 231,000 shares of Common Stock issued pursuant to the 2016 Plan and (ii) 8,160 shares of Common Stock held by Mr. Powell.
(8)	Pursuant to Mr. Dittmer’s appointment as director, at the end of each quarterly period that Mr. Dittmer serves as a director of the Company, the Company will grant to Mr. Dittmer an option to purchase 12,500 shares of the Company’s Common Stock, at a price equal to the price per share of the Company’s then-current market price per share. As of May 14, 2018, no options are issued, but 12,500 options will be issued on June 30, 2018, and will become immediately exercisable.

ADDITIONAL INFORMATION

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov. Our Annual Report on Form 10-K containing the disclosure for the year ended December 31, 2017, and other reports filed under the Exchange Act, are also available to any shareholder at no cost upon request to: Chris Miller, Chief Financial Officer, Nexeon MedSystems Inc, 1910 Pacific Avenue, Suite 20000, Dallas, Texas 75201 or by email to chris@nexeonmed.com; Telephone: (844) 919-9990.

FORWARD-LOOKING STATEMENTS

This Information Statement and the related materials may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Information Statement, our potential business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at William Rosellini, CEO, Nexeon MedSystems Inc, 1910 Pacific Avenue, Suite 20000, Dallas, Texas 75201 or by email to will@nexeonmed.com; Telephone: (844) 919-9990.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the authorized Reverse Stock Split, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

June 1, 2018
BY ORDER OF THE BOARD OF DIRECTORS:

/s/ William Rosellini
William Rosellini
Chief Executive Officer and Director

Annex A

CERTIFICATE OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION, AS AMENDED,

OF

NEXEON MEDSYSTEMS INC

Nexeon Medsystems Inc, a corporation organized and existing under the laws of the State of Nevada (the “Corporation”) hereby certifies that the amendment set forth below to the Corporation’s Articles of Incorporation (the “Articles”) was duly adopted in accordance with Sections 78.385 and 78.390 of the Nevada Revised Statutes:

The Articles have been amended as follows:

1.	Article IX is hereby amended by adding the following:

“Upon the filing of this Amendment with the Secretary of State of the State of Nevada (the “Effective Time”), each [*] ([*]) outstanding shares of Common Stock (the “Old Common Stock”) shall be split and converted into one (1) share of Common Stock (the “New Common Stock”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth in this Article IX.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the New Common Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, divided by [*] ([*]) and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

Neither the language under the heading “Number and Designation” of Article 3 nor Article 3B shall be amended in any way.

* - Whole number between two (2) and twenty-five (25) as determined by the Board of Directors in its sole discretion.

2.    The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: greater than 50%

3.    Effective date of filing: [__], 2018

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of [__], 2018.

By:
Name:	William Rosellini
Title:	Chief Executive Officer